SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



               Date of Report (Date of Earliest Event Reported):
                       March 14, 1997 (February 28, 1997)



                              COMFORCE Corporation
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



     1-6081                                            36-2262248
(Commission File Number)                    (I.R.S. Employer Identification No.)




2001 Marcus Avenue, Lake Success, NY                       11042
(Address of Principal Executive Offices)                 (Zip Code)



Registrant's Telephone Number, Including Area Code:     (516) 328-7300

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Completion of RHO Acquisition

     On February 28, 1997, the Company, through its subsidiary COMFORCE Technical Services, Inc., purchased all of the stock of RHO Company Incorporated ("RHO") for $14.8 million payable in cash, plus a contingent payout to be paid over two or three years based on future earnings of RHO payable in stock in an aggregate amount not to exceed $3.3 million. The maximum amount of the contingent payout in any year cannot exceed $1.67 million, which, if earned in full, would bring the total purchase price to $18.1 million. The total number of shares issuable as contingent payouts is equal to the quotient of $3.3 million and the average value of the Common Stock for the 20 consecutive business days ending three business days prior to the closing of the RHO acquisition.

     The acquisition was completed under the terms of definitive agreements entered into by the parties in November 1996, as previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 1996. The cash portion of the purchase price paid at closing, $13.8 million, was principally funded through the Company's offering of convertible debentures, as described below. Terms of the transaction were determined through arms length negotiations between the parties. RHO provides specialists for its customers primarily in the technical services and IT sectors. RHO's headquarters are located in Redmond, Washington. The acquisition of RHO adds nine branch offices.

ITEM 5. OTHER EVENTS.

Sale of Convertible Debentures

     The Debentures. From February 28 to March 13, 1997, the Company sold its Subordinated Convertible Debentures ("Debentures") to certain institutional investors for cash or in exchange for shares of the Company's Series F Preferred Stock, as described below, in the principal amount of $22.2 million. The Debentures bear interest at the rate of 8% per annum during the 180 day period following Closing (as defined below) and thereafter at the rate of 10% per annum continuing until fully paid or converted. Interest on the Debentures is payable quarterly in cash or in Common Stock of the Company, at the Company's option. The Debentures may be redeemed by the Company at any time from and after the date of issuance, in whole or in part, within 360 days after any disbursement to the Company of net proceeds from the sale of Debentures (each a "Closing"), at a redemption price equal to the sum of (i) the principal amount thereof, (ii) all accrued, unpaid interest thereon and (iii) premiums ranging from 5% (2.5% in the case of Debentures exchanged for Series F Preferred Stock) for Debentures redeemed within 60 days after Closing to 25% for Debentures redeemed between 181 and 360 days after Closing.

     The Company has also effected the repurchase of 2,750 of the 3,250 outstanding shares of its Series F Preferred Stock by issuing additional debentures in the original principal amount of 115% of the liquidation value of the Series F Preferred Stock to the holders thereof (the "Series F Holders") in exchange for the Series F Preferred Stock. The Debentures received by the Series

F Holders may be redeemed by the Company, at any time from and after the Closing, in whole or in part, at a redemption price equal to the redemption price for the Debentures, except that the redemption premium is 50% of the Debenture premium for redemptions effected through 90 days after Closing.

     Conversion. The Debentures may be converted, in whole or in part, at the option of the respective holder thereof (each a "Buyer") beginning 181 days following the Closing. The Company has the option to make the requested conversion in either cash or in shares of the Company's Common Stock, or in any combination thereof. Cash conversions are payable at 125% of face value (plus accrued interest). Stock conversions are payable at 100% of face value (plus accrued interest) in Common Stock valued at 75% of the average closing bid price for the five trading days ending on the trading day before the conversion. Any portion of any Debenture which remains outstanding on the 360th day following the Closing will be automatically converted to cash or shares of Common Stock, or any combination thereof, as determined by the Company. Under certain circumstances, the aggregate number of shares of Common Stock issuable upon exercise of the Warrants and the Additional Warrants (described below under "--Warrants") or upon conversion of the Debentures is limited, which could require that the Company effect certain conversion through cash payments.

     Warrants. From February 28 to March 13, 1997, the Company issued or agreed to issue warrants ("Warrants") to purchase 444,000 shares of its Company's Common Stock to the Buyers, which Warrants are exercisable as follows: (a) Warrants to purchase 88,800 shares become exercisable beginning 6 months after Closing and ending three years thereafter; (b) if the Debentures are not redeemed within 60 days after Closing, Warrants to purchase 88,800 shares become exercisable beginning 6 months after Closing and ending three years thereafter;
(c) if the Debentures are not redeemed within 90 days after Closing, Warrants to purchase 88,800 shares become exercisable beginning 6 months after Closing and ending three years thereafter; (d) if the Debentures are not redeemed within 120 days after Closing, Warrants to purchase 88,800 shares become exercisable beginning 6 months after Closing and ending three years thereafter; and (e) if the Debentures are not redeemed within 150 days after Closing, Warrants to purchase 88,800 shares become exercisable beginning 6 months after Closing and ending three years thereafter. The exercise price of the Warrants issued ranges from $7.45 to $7.65 per share, which is equal to the average closing bid price of the Company's Common Stock for the five-day trading period ending on the day prior to each Closing.

     The Company is also required to issue additional warrants ("Additional Warrants") to purchase 444,000 shares of the Company's Common Stock to the Buyers, which Additional Warrants become exercisable to the extent that Debentures are not redeemed within 180 days following Closing, beginning on the later of (i) the date the Replacement Debentures are required to be issued or
(ii) the effective date of the registration statement described below under "-- Registration" and ending three years thereafter. The Additional Warrants will have an exercise price equal to the average closing bid price of the Company's Common Stock over the five-day trading period ending 179 days after the Closing.

     Registration. The Company is required to cause the shares issuable upon conversion of the Debentures (or payable as interest thereon) or upon the exercise of the Warrants and Additional Warrants to be registered for resale under a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 within six months after Closing.

Changes in Management

     New Directorships. In February 1997, the Company's Board of Directors amended its Bylaws to increase the number of directors to seven from four and elected James L. Paterek and Christopher P. Franco to fill two of the vacancies. The Company is currently considering candidates to fill the remaining vacancy. This vacancy will be filled by a non-employee director, which will result in outside directors constituting a majority of the Board.

     Election of Officers. In February 1997, the Company's Board of Directors elected James L. Paterek to the position of Chairman of the Board and Christopher P. Franco to the position of Chief Executive Officer. Mr. Paterek had previously served as a consultant to the Company and Mr. Franco had served as the Company's Executive Vice President. Michael Ferrentino continues to serve as the Company's President.

     Management Table. Set forth below is information concerning each director and executive officer of the Company effective following the actions taken by the Board in February 1997:


Name                              Age         Position

James L. Paterek                  35          Chairman of the Board
Christopher P. Franco             37          Chief Executive Officer,
                                               Secretary and Director
Michael Ferrentino                34          President and Director
Dr. Glen Miller                   59          Director
Keith Goldberg                    33          Director
Richard Barber                    36          Director
Paul J. Grillo                    44          Vice President - Finance and
                                               Chief Financial Officer
Andrew Reiben                     32          Chief Accounting Officer and
                                               Corporate Controller

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of businesses acquired.

     Financial statements of RHO were filed with the Commission with Form 8-K/A, Amendment No. 2, filed February 3, 1997, and are incorporated herein by reference.

     (b) Pro forma financial information.

     Pro forma financial information was filed with the Commission with Form 8-K/A, Amendment No. 2, filed February 3, 1997, and is incorporated herein by reference.

     (c) Exhibits

2.1* Subscription  Agreement  dated  October 28, 1996 by and among RHO  Company,
     Inc., J. Scott Erbe, COMFORCE Corporation and COMFORCE Technical Services, Inc.

2.2* Stock Sale and Termination  Agreement dated October 28, 1996 by and between
     James R. Ratcliff and RHO Company, Inc.

2.3* Letter Agreement dated November 4, 1996 amending Stock Sale and Termination
     Agreement between RHO Company, Inc. and James R. Ratcliff.

*Incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on November 19, 1996.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMFORCE Corporation
                                    (Registrant)



                                    By  /s/ Andrew Reiben
                                        ------------------------------
                                        Andrew Reiben, Chief Accounting Officer

Dated: March 14, 1997